As filed with the United States Securities and Exchange Commission on December 6, 2021 under the Securities Act of 1933, as amended.

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Motive Capital Corp II
(Exact name of registrant as specified in its charter)

Cayman Islands State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number) 250 Greenwich Street, FL New York, New York 10007 (212) 651-0200	98-1627112 (I.R.S. Employer Identification No.)

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Rob Heyvaert
7 World Trade Center
250 Greenwich Street, Floor 47
New York, New York 10007
(212) 651-0200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies:

Gerald M. Spedale Evan D’Amico Gibson, Dunn & Crutcher LLP 811 Main St., Suite 3000 Houston, TX 77002 Tel: (346) 718-6600	Finn O’Hegarty Maples and Calder (Cayman) LLP P.O. Box 309, Ugland House Grand Cayman, Cayman Islands KY1-1104 Tel: (345) 949-8066	Paul D. Tropp, Esq. Christopher Capuzzi, Esq. Ropes & Gray LLP 1211 Avenue of the Americas New York, New York 10036 Tel: (212) 596-9000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-261084

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer ☐

Non-accelerated filer	☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered(1)	Proposed Maximum Offering Price per Security(2)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-third of one redeemable warrant(2)	5,750,000 units	$10.00	$57,500,000	$5,330.25
Class A ordinary shares included as part of the units(3)	5,750,000 shares	__	__	__	(4)
Redeemable warrants included as part of the units(3)	1,916,667 warrants	__	__	__	(4)
Total			$57,500,000	$5,330.25
(1)	Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-261084).
(2)	Estimated solely for the purpose of calculating the registration fee.
(3)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be offered or issued to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(4)	No fee pursuant to Rule 457(g).
(5)	The Registrant previously registered securities having a proposed maximum aggregate offering price of $287,500,000 on its Registration Statement on Form S-1, as amended (File No. 333-261084), which was declared effective by the Securities and Exchange Commission on December 6, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $57,500,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ option to purchase additional units.

EXPLANATORY NOTE

This Registration Statement on Form S-1 (this “Registration Statement”) is being filed with respect to the registration of 5,750,000 additional units of Motive Capital Corp II, a Cayman Islands exempted company (the “Registrant”), each consisting of one Class A ordinary share and one-third of one redeemable warrant, pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment, and only whole warrants are exercisable. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-261084) (the “Prior Registration Statement”), initially filed by the Registrant on November 15, 2021 and declared effective by the Securities and Exchange Commission (the “Commission”) on December 6, 2021. The required opinions of counsel and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of December 7, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than December 7, 2021.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-261084) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Gibson, Dunn & Crutcher LLP.
5.2	Opinion of Maples and Calder (Cayman) LLP, Cayman Islands legal counsel to the Registrant.
23.1	Consent of WithumSmith+Brown, PC.
23.2	Consent of Gibson, Dunn & Crutcher LLP (included on Exhibit 5.1).
23.3	Consent of Maples and Calder (Cayman) LLP (included on Exhibit 5.2).
24	Power of Attorney.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York on the 6th day of December 2021.

MOTIVE CAPITAL CORP II

By:	/s/ Rob Heyvaert
Name: Rob Heyvaert
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated below on December 6, 2021.

Name	Position

/s/ Rob Heyvaert	Executive Chairman, Chief Executive Officer and Director
Rob Heyvaert	(Principal Executive Officer)

/s/ Blythe Masters	President
Blythe Masters

/s/ Kristy Trieste	Chief Financial Officer and Director
Kristy Trieste	(Principal Financial and Accounting Officer)

/s/ Jill M. Considine	Director
Jill M. Considine

*	Director
Stephen C. Daffron

*	Director
Dina Dublon

/s/ Paula Madoff	Director
Paula Madoff

*By:	/s/ Rob Heyvaert
Rob Heyvaert
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of Motive Capital Corp II, in the City of New York, New York, on the 6th day of December, 2021.

By:	/s/ Rob Heyvaert
Name: Rob Heyvaert
Title: Chief Executive Officer

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